SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant []


Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12


                  ATLANTIC COAST AIRLINES, INC.
        (Name of Registrant as Specified In Its
Charter)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.


                    ATLANTIC COAST AIRLINES, INC. 515-
                           A Shaw Road
                      Dulles, Virginia 20166


                                                       April 28,
1997
Dear Stockholder:
           You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Atlantic Coast Airlines, Inc. (the "Company"), to be held on Tuesday, June 3, 1997, at 10:00 a.m. local time, at the Washington Dulles Airport Hilton Hotel, 13869 Park Center Road, Herndon, Virginia. This year we are asking you to elect eight directors of the Company to serve until the 1998 Annual Meeting. The Board of Directors recommends that you vote FOR this proposal.
           Gordon A. Cain, one of our founding directors, will not be standing for re-election. Gordon has provided the Company with valuable assistance for six years, and we will always be indebted to him for his contribution to the Company's success. At the same time, we have recently welcomed Thomas J. Moore, who was promoted to the position of Chief Operating Officer, to the Board as our newest director. Tom has been with the Company since 1994, and previously served as Senior Vice President of Maintenance and Operations. Tom is appearing on our slate of director nominees for the first time.
           At the Annual Meeting, the Board of Directors will also report on the Company's affairs, and a discussion period
will  be provided   for  questions  and  comments.  The  Board  of
Directors
appreciates and encourages stockholder participation.

          Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope.

          Thank you for your cooperation.

                                        Sincerely,

                                        /S/ C. Edward Acker

                                        C. Edward Acker
                                         Chairman  of  the  Board
of Directors
                    ATLANTIC COAST AIRLINES, INC.
                           515-A Shaw Road
                       Dulles, Virginia 20166


              NOTICE OF ANNUAL MEETING OF
                       STOCKHOLDERS TO BE HELD JUNE
                       3, 1997


To the Stockholders of
ATLANTIC COAST AIRLINES, INC.:

            NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Atlantic Coast Airlines, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 3, 1997, at 10:00 a.m., local time, at the Washington Dulles
Airport  Hilton  Hotel, 13869   Park  Center  Road,  Herndon,
Virginia,  for  the  following purposes,          as  more  fully
described  in  the  accompanying   Proxy
Statement:

         To elect eight directors to serve for the ensuing year and until their successors are elected.

          Only holders of record of Common Stock, par value $0.02 per share, of the Company at the close of business on April 25, 1997, are entitled to receive notice of and to vote at the meeting. A list of such holders will be open for the examination of any stockholder during regular business hours for a period of ten days prior to the meeting at the offices of the Company at 515-A Shaw Road, Dulles, Virginia.

           All stockholders are cordially invited to attend the meeting. In order to assure that your stock may be represented at the meeting if you are not personally present, please complete, date, and sign the enclosed proxy and mail it promptly in the accompanying postage-paid envelope.

                                   By order of the Board of Directors

                                   /S/ Richard J. Kennedy

                                   Richard J. Kennedy
                                   Secretary and General Counsel

April 28, 1997


                    ATLANTIC COAST AIRLINES, INC.
                           515A Shaw Road
                       Dulles, Virginia
                       20166

                        Phone: (703) 925-
6000

                     _________________________
                          PROXY STATEMENT
                     _________________________


                           INTRODUCTION


           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic Coast Airlines, Inc. (the "Company") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, on Tuesday, June 3, 1997, at the Washington Dulles Airport Hilton Hotel, 13869 Park Center Road, Herndon, Virginia, and at any adjournment thereof (the "Meeting").
          Written communications to the Company should be sent to the Company's office at 515A Shaw Road, Dulles, Virginia 20166. The Company can be reached by telephone at (703) 925-6000. This Proxy Statement and a proxy card, together with a copy of the Company's 1996 Annual Report, are first being mailed on or about April 28, 1997, to persons who were holders of record of the Company's Common Stock, par value $0.02 per share (the "Common Stock"), at the close of business on April 25, 1997, (the "Record Date").
Matters to be Considered at the Meeting
          At the Meeting, the holders of shares of Common Stock as of the Record Date will be asked to consider and vote upon the election of directors as described in this Proxy Statement and on any other matter properly brought before the Meeting. With respect to any matter to come before the Meeting, holders of record of Common Stock will be entitled to one vote for each share of Common Stock held.
Voting at the Meeting
           The Board of Directors has fixed April 25, 1997, as the Record Date for the Meeting, and only holders of record of the Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding and entitled to vote approximately 8,508,000 shares of the Common Stock.


           The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Meeting. The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present and voting at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors up to the maximum number of directors to be chosen at the Meeting.

           Approval of any other business properly brought before the Meeting shall be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, at the Meeting and entitled to vote thereon, unless a higher vote is required for any such other matter under applicable state law or the Company's Restated Certificate of Incorporation or By-laws.

           In accordance with Delaware law, abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any particular matter are included for
purposes   of determining  the  number  of votes present on  such
matter.   Broker
Shares that are not voted on any particular matter at the Meeting will not be treated as present for such matter.
Proxies
           If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of stock represented thereby will be voted in accordance with the instructions given
thereon.   If  no instructions are given, such shares will be voted
"FOR" all of the nominees as director. Proxies will extend to, and be voted at, any adjournment of the Meeting.
           The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to
be presented at  the  Meeting.   However, should any other  matter
properly come before the Meeting, it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.
           Any stockholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised (i) by giving written notice to the Secretary of the Company at the above address,
(ii) by voting the shares represented by such proxy in person at the Meeting, or (iii) by giving a later dated proxy at any time before the voting. Attendance at the Meeting will not, by itself, revoke a proxy.
Expenses of Solicitation
           The costs of the solicitation of proxies will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed proxy and the Company's 1996 Annual Report, and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the
forwarding  of   proxy solicitation  materials  to beneficial
owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone, facsimile or
oral communications by directors,  officers, or   regular
employees  of  the  Company  acting  without   special
compensation.



                       ELECTION OF DIRECTORS

Introduction

           The eight individuals set forth in the table below are all of the Company's nominees for election as directors at the Meeting. Directors are elected for terms of one year and until the next annual meeting of stockholders, and serve until resignation, or succession by election or appointment. All of the nominees have consented to being named as such in this Proxy Statement and have agreed to serve if elected. If any nominee should become unavailable for election at the time of the Meeting or shall not be able to serve if elected, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee or the Board of Directors may choose to reduce the number of directors. The Board of Directors has no reason to believe that any nominee will be unavailable. All nominees are currently serving on the Company's Board of Directors.


            Currently,  the  Board  of  Directors  consists  of
nine individuals.   Mr. Gordon Cain, a founding director of  the
Company, has determined not to stand for reelection to the Board. Accordingly, as of the Meeting, the size of the Board will be set at eight.
           The following table sets forth each nominee's name, age as of April 28, 1997, position, and the year in which such nominee first became a director:
     Name                  Age          Position           Director
                                                         Since
C. Edward Acker        68    Chairman of the Board of    1991
                             Directors
Kerry B. Skeen         44    President, Chief            1991
                             Executive Officer, and
                             Director
Thomas J. Moore        40    Executive Vice              1997
                             President, Chief
                             Operating Officer, and
                             Director
Robert E. Buchanan     54    Director                    1995
Joseph W. Elsbury      68    Director                    1991
James J. Kerley        74    Director
1991
James C. Miller        54    Director
1995
John M. Sullivan       61    Director
1995



Background of Nominees

          The following is a brief account of the business experience of each of the nominees for election as a director.
There are no family relationships among the nominees or special understandings pursuant to which such persons have been nominated as directors of the Company.


           C. Edward Acker. Mr. Acker is a co-founder of the Company and was its Chief Executive Officer from its formation in October 1991 until March 1995. He became Chairman of the Board of Directors in April 1993, prior to which he had been Vice Chairman of the Board of Directors. He has been a Director since October 1991, and served as President of the Company from October
1991 until  October  1992. Mr.  Acker                       served
as Chairman and Chief Executive  Officer  of  Pan
American World Airways, Inc. ("Pan Am") from 1981 until 1988.
Since 1988, Mr. Acker has served as Chairman of The Acker Group, a private company which acts as both principal and adviser in airline-related transactions; and as a partner in Elsbury & Acker, an oil and natural gas exploration company. From February 1995 until February 1996, Mr. Acker served as Chairman and Chief Executive Officer of BWIA International Airways, Ltd. From 1993 to the present, he has served as Chairman of the Board and President of Air Assets, Inc.

           Kerry B. Skeen. Mr. Skeen is a co-founder of the Company and has been President since October 1992, and Chief Executive Officer since March 1995. From October 1991 until October 1992, Mr. Skeen was
Executive Vice President of the Company.  He has  been  a
Director of the Company since October 1991, and was Chief Operating Officer from October 1991 to April 1997. Mr. Skeen was President of the Atlantic Coast division of WestAir Commuter Airlines, Inc. ("WestAir") from 1989 until its acquisition by the
Company  in  1991. From  1987                               to
1989, Mr. Skeen was Vice President of  Marketing  and
Sales  of  WestAir and, in 1989, was named Senior Vice  President
of WestAir.            Mr. Skeen's affiliation with the regional
airline industry
began in 1983 when he directed the development and marketing activities of Delta Air Lines, Inc.'s regional airline program, "The
Delta Connection."
           Thomas  J.  Moore.   Mr.  Moore has  been  Executive
Vice President and Chief Operating Officer since April 1997, and Senior Vice President of Maintenance and Operations from June 1994 until then. Prior to joining the Company, Mr. Moore spent nearly ten years with Continental Airlines in Houston, Texas, where he served at different times in the position of staff vice president, senior director of technical planning, director of financial planning, and division controller.
          Robert E. Buchanan. Mr. Buchanan has been a Director since March 1995. Mr. Buchanan is President of Buchanan Companies, LLC, a metropolitan Washington, D.C., real estate firm specializing in commercial and residential development, investments, construction, and property management in suburban Washington. Mr. Buchanan has served on the Board of Directors of USLICO Corporation, and currently serves on the Board of Directors of the Washington Airports Task Force, and the Economic Development Commission of Loudoun County, Virginia (former Chairman), home to the corporate office of the Company and of its hub at Washington-Dulles International Airport.
           Joseph W. Elsbury. Mr. Elsbury has been a Director of the Company since its formation in October 1991. Mr. Elsbury has been a partner in Elsbury & Acker, an oil and natural gas exploration company, since 1987.
           James J. Kerley. Mr. Kerley has been a Director of the Company since its formation in October 1991 and an independent financial consultant since 1986. Between 1993 and 1994, Mr. Kerley served as the non-executive Chairman of the Board of Rohr, Inc. From 1981 through 1985 he was Vice Chairman of the Board of Directors and Chief Financial Officer of Emerson Electric Co., and for eleven years prior to that was Chief Financial Officer of Monsanto Company. From 1962 to 1968, he served as Vice President-Finance and Chief Financial Officer of Trans World Airlines, Inc. Mr. Kerley is a director of Borg-Warner Automotive, Inc. and DT Industries, Inc. During the past five years, Mr. Kerley has been, but is no longer, a member of the Board of Directors of various other corporations, including Rohr Industries, Inc., Kellwood Company, Cyprus Amax
Minerals,  ESCO Electronics  Corporation and Sterling Chemicals,
Inc.   He  has  also served  as  a director of Trans World
Airlines, Inc., World  Airways, and Frontier Airlines.
           James C. Miller. Mr. Miller has been a Director since March 1995. He has been associated with Citizens for a Sound Economy
since  1989, first as Chairman, and since 1993 as Counselor.   He
is also   co-chairman  of  the  Tax  Foundation,  and   John   M.
Olin
Distinguished Fellow at George Mason University. He is a director of Goulds Pumps, Inc.; the Union Corporation; Hugoton Capital
Limited partnership;  and  Washington Mutual Investors Fund.   From
1985 to 1988, he served as Director of the Office of Management and Budget of the United States and as a member of President Reagan's cabinet. From 1981 to 1985, he was Chairman of the Federal Trade Commission. Mr. Miller wrote his Ph.D. dissertation on airline scheduling, and is the co-author of, among other works, a Brookings Institution volume on airline regulation.

           John  M. Sullivan.  Mr. Sullivan has been a Director
since January  1995.   Mr. Sullivan joined the accounting  firm  of
Arthur Andersen & Co. in 1958, and was a Partner from 1970 until his retirement from the firm in 1992. He served as International Tax Director for General Motors Corporation from 1992 to 1994, and is currently a financial and tax consultant. Special Arrangements With Respect to the Election of Directors

           In connection with the December 1994 investment by British Aerospace Asset Management Inc. ("BAe") (formerly JSX Capital Corporation ("JSX")), the Company agreed to permit a representative of BAe to have observer status on the Board of
Directors.  In  1997 BAe   relinquished  its  right  to  observer
status and no longer participates in Board meetings. BAe does not have the right to designate any Directors of the Company. Committees and Board Meetings
           During 1996, there were four regular meetings of the Board of Directors and one by teleconference. Each incumbent director who is a nominee for re-election attended 75% or more of the aggregate of the meetings of the Board and of the Board committees on which he served except that Messrs. Elsbury and Kerley attended 67% of said meetings.
           The Board has two standing committees, an Audit Committee and a Compensation Committee. Their functions are described below.
          Audit Committee. The Audit Committee meets with management and the Company's independent accountants to consider the adequacy of the Company's internal controls and financial
reporting.  The  Audit Committee   recommends          to  the
Board  the  Company's   independent
accountants; discusses with the independent accountants their audit procedures, including the proposed scope and timing of the audit, the audit results and accompanying management letters; reviews the auditor's fees and services; and in general endeavors to ensure the independence of the auditors and accountants. The Audit Committee met once via teleconference in 1996. The current members of the Audit Committee are Messrs. Elsbury, Kerley, Miller, and Sullivan, who serves as chairman.

          Compensation Committee. The Compensation Committee reviews and approves the direct and indirect compensation and employee benefits of the executive officers of the Company, particularly the Chief Executive Officer; administers the Company's stock option and incentive compensation plans; and reviews in general the Company's policies relating to the
compensation of senior management and  other employees.   The
Compensation Committee held five meetings during 1996. The current members of the Compensation Committee are Messrs. Sullivan, Buchanan, and Acker, who serves as chairman, along with Mr. Cain, who will retire from the position as of the stockholders meeting.

Directors' Compensation

           Directors, with the exceptions noted below, receive an annual fee of $16,000 for serving as Directors, and are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof. Messrs. Acker, Skeen, and Moore, as officers of the Company, do not receive compensation for their service on the Board, and Messrs. Sullivan and Cain (until his retirement from the Board)
have waived their  annual  fees.   Nonemployee  directors  are
entitled to certain flight benefits made available to employees of the Company.

                        EXECUTIVE OFFICERS

           The following table sets forth the name, age as of April 28, 1997, and position of each executive officer of the
Company:

                                                       Officer
     Name              Age         Position              Since
C. Edward Acker         68   Chairman of the Board       1991
                             of Directors, and
                             formerly Chief
                             Executive Officer
Kerry B. Skeen          44   Chief Executive
1991
                             Officer, President, and
                             Director
Thomas J. Moore         40   Executive Vice
1994
                             President and Chief
                             Operating Officer
Paul H. Tate            46   Senior Vice President,
1997
                             Chief Financial
                             Officer, Treasurer, and
                             Assistant Secretary
Michael S. Davis        32   Senior Vice President -
1995
                             Customer Service
Richard J. Kennedy      42   General Counsel and
1996
                             Secretary
Stanley J. Gadek        45   Controller and
1995
                             Assistant Secretary

Background of Executive Officers

          The following is a brief account of the business experience of each of the executive officers of the Company other than Messrs. Acker, Skeen, and Moore each of whose background is described above. There are no family relationships or special understandings pursuant to which such persons have been elected as officers of the Company.

           Paul H. Tate Mr. Tate has served as Senior Vice President and Chief Financial Officer since February 1997. From 1993 until that time, he served in various officer capacities at Reno Air, Inc., based in Reno, Nevada, most recently as Chief Financial Officer. Prior to that Mr. Tate served as Vice President Controller and Vice President of Information Systems with Midway Airlines for over eleven years. Mr. Tate is a Certified Public Accountant.

           Michael S. Davis. Mr. Davis has served as Senior Vice President - Customer Service since May 1995. From 1993 until that time, he served as Vice President, Customer Service, for Business Express Airlines, Inc. Previously, from 1986, he served in a variety of positions with USAir, Inc., including Station Manager in Boston, Passenger Service Manager in Philadelphia, Ramp Operations Manager in Dayton, and various positions in Pittsburgh.

            Richard J. Kennedy. Mr. Kennedy has served as General Counsel and Secretary since May 1996. From 1991 until joining the Company he was with British Aerospace Holdings, Inc.,
where he served in   various  capacities  including  contract
negotiation, aircraft finance, and financial restructuring. Previously he was a private attorney in Washington, D.C. for over ten years.
           Stanley J. Gadek. Mr. Gadek has served as Controller and Assistant Secretary of the Company since July 1995, and from May 1994 until then as Director of Finance. From 1978 to
1993, he held financial management positions at Continental Airlines, Inc. and Northwest Airlines, Inc. In 1994 he served as Vice President of Finance and Chief Financial Officer of SunAire Express, a commuter carrier based in the U.S. Virgin Islands. Mr. Gadek is a Certified Public Accountant.

Executive Compensation

           The following table sets forth information regarding the compensation of the individual who served as Chief Executive Officer during 1996 as well as the four other most highly compensated executive officers of the Company serving as executive officers at the end of calendar year 1996 whose total compensation during that year exceeded $100,000. Salary and bonus amounts have been restated from prior years' proxy statements to reflect amounts earned for the specified year regardless of when paid.
                      Summary Compensation Table

                                                   Long Term
                        Annual           Other    Compensati     All
                                                   on Awards
                       Compens           Annual   Securities    Other
                        ation
Name and Current Year   Salary   Bonus  Compens   Underlying
Compensat
    Position                             ation      Options      ion


C. Edward Acker  1996   $180,00  $45,83     $275         0
$14,188
                              0       8      (1)
(2)
Chairman and     1995   180,000  44,097    3,768         0      13,588
former Chief                                 (1)
Executive        1994   180,000       0       0          0       8,269
Officer

Kerry B. Skeen   1996   255,000  327,82    4,699   100,000
61,464
                                      3      (1)
(2)
Chief Executive  1995   199,933  299,58    2,015   100,000       7,697
Officer and                           1      (1)
President
                 1994   160,000       0       0          0       3,405

James B. Glennon 1996   143,605  144,48   10,145    60,000
23,819
(4)                                   8      (1)
(2)
Senior Vice      1995   125,175  104,68    3,657     5,000       7,824
President -                           5      (1)
Chief Financial
Officer,         1994       (3)     (3)      (3)    25,000
(3)
Treasurer, and
Asst. Secretary

Thomas J. Moore  1996   128,281  127,96   15,147    50,000
19,982
                                      3      (1)
(2)
Executive Vice   1995   112,170  77,011    1,881     5,000       7,404
President and                                (1)
Chief Operating  1994       (3)     (3)      (3)    25,000
(3)
Officer


Michael S. Davis 1996   117,298  116,62    4,007    55,000
22,425
                                      7      (1)
(2)
Senior Vice      1995        (3     (3)      (3)       (3)
(3)
President
Customer Service

_______________
(1)       Includes certain tax reimbursement payments.
(2) Represents 1996 ESOP allocations of $3,316 for Mr. Acker, $3,305 for Mr. Skeen, $3,275 for Mr. Glennon, $3,275 for Mr. Moore, and $3,275 for Mr. Davis; term life insurance premiums in the amount of $10,872 for Mr. Acker, $6,689 for Mr. Skeen, $5,377 for Mr. Glennon, $2,242 for Mr. Moore, $3,347 for Mr. Davis, and
   the actuarial valuation, determined under SEC rules, for the "whole life" component of coverage paid by the Company for split dollar life insurance under the Company's deferred compensation program, in the amount of $51,470 for Mr. Skeen, $15,167 for Mr. Glennon, $14,465 for Mr. Moore, and $15,803 for Mr. Davis. If all assumptions as to life expectancy, length of service and
   other factors     occur in accordance with projections, the
   Company expects
   to recover the premiums it pays with respect to the whole life component of the coverage.
(3)       Not previously reportable.
(4)       Mr. Glennon resigned from the Company effective January
28,
   1997.
          The following table sets forth information regarding grants of stock options by the Company during the fiscal year ended December 31, 1996, to the executive officers named in the Summary Compensation Table above.
                 Option Grants in Last Fiscal Year

           Individ
             ual
            Grants

           Potential Number             % of
           Realized
             of       Total           Marke                 Value
at
          Securiti   Options            t                Assumed
Annual
             es      Granted  Exercis Price  Expirati    Rates of
Stock
  Name    Underlyi     to     e Price  on       on           Price
 Error!      ng      Employe  Error!  Date     Date
Bookmark   Options    e in    Bookmar  of     Error!
Appreciation
   not     Granted   Fiscal    k not  Grant  Bookmark         (4)
defined.   Error!     Year    defined Error     not
          Bookmark   Error!      .      !    defined.
             not     Bookmar          Bookm
          defined.    k not            ark
                     defined           not
                        .             defin
                                       ed.
                                                          5%      10%

C. Edward        0        0%     $  -  $  -             $    -    $
-
Acker                                        -
Kerry  B.  50,000(       25%   11.750 11.75  Septembe   369,47
936,324
Skeen           1)             11.750     0  r 30,           6
936,324
           50,000(                    11.75  2006       369,47
                1)                        0  October         6
                                             16, 2006
James  B.  20,000(       15%    9.250 9.250  January    116,34
294,842
Glennon         2)             16.125 16.12  28, 1998        6
256,991
           10,000(             14.125     5  January    101,40
225,116
                2)             11.750 14.12  28, 1998        9
374,529
           10,000(                        5  January    88,831
                2)                    11.75  28, 1998   147,79
           20,000(                        0  January         0
                5)                           28, 1998
Thomas J.  20,000(       13%    9.250 9.250  January    116,34
294,842
Moore           3)             16.125 16.12  17, 2006        6
256,991
           10,000(             11.750     5  April      101,40
374,529
                3)                    11.75  17, 2006        9
           20,000(                        0  October    147,79
                3)                           16, 2006        0
Michael    20,000(       14%   16.125 16.12  April      202,81
513,982
S. Davis        3)             11.750     5  17, 2006        9
655,427
           35,000(                    11.75  October    258,63
                3)                        0  16, 2006        3


(1) Options vest in equal portions over a three year period and become fully exerciseable upon a change in control.
(2)  Options are fully vested pursuant to 1997 severance agreement.
(3) Options vest in equal portions over a three year period and become fully exerciseable upon a change in control unless otherwise determined by either the Compensation Committee or the Board of Directors.
(4) Assumed value at the end of ten year period pursuant to SEC mandated calculations, although these percentages do not necessarily reflect expected appreciation or actual period of holding by executive. (5) Options are one third vested pursuant to 1997 severance agreement; the remaining two thirds are canceled.

           The following table provides information regarding the exercise of options during the year ended December 31, 1996, and the number and value of unexercised options held at December 31, 1996, by the executive officers named above.
Aggregate Option Exercises in 1996 and Option Values at December
                                31, 1996

              Shares            Number  Value of Unexer
              Acquire             of    cised
                 d      Value  Securit  In-the-Money Op
Name  Error!    on     Realize   ies    tions
Bookmark not  Exercis   d(2)   Underly  at FY-End(1)
  defined.       e               ing    Error!
Bookmark
              Error!           Unexerc  not defined.
              Bookmar            ised   Exercisable
               k not           Options
Unexercisable
              defined           at FY-
                 .               End
                              Exercis
                               able
                              Unexerc
                              isable
C. Edward                      347,500           $4,256,8        $
Acker                                                  75       --
Kerry B.       41,667  $500,08  66,667   166,66   816,671  2,041,6
Skeen                        8                6                 59
James B.       18,333  179,789  71,667       --   877,921       --
Glennon
Thomas J.          --       --  18,334   61,666   224,592  755,409
Moore
Michael S.         --       --           71,666   102,092
Davis                           8,334                      877,909

(1) Based upon a market value of the Common Stock of $12.25 per share as of December 31, 1996.
(2) Based on difference between option exercise price and market price of Common Stock on date of exercise.


Employment Agreements

          Under the Company's agreement with Mr. Skeen, as amended on October 16, 1996, (the "Skeen Agreement"), the Company
agreed to employ Mr. Skeen as Chief Executive Officer through October 1999. The Skeen Agreement provides for automatic twelve month extensions unless earlier terminated, and for an annual base salary of $270,000, which amount may be increased from time to
time by the Compensation Committee.   It further provides that Mr.
Skeen shall participate  in
any  bonus  plan provided to executive officers generally,  shall
be provided                                              a  split
dollar life insurance policy under the Company's deferred compensation program, and shall participate in employee benefit and medical plans and other arrangements as the Compensation Committee shall determine. In addition, the Skeen Agreement provides that Mr. Skeen shall be granted options covering 50,000 shares on October 1, 1996, 1997, and 1998.

          Under the Skeen Agreement, if Mr. Skeen's employment is terminated by the Company "without cause", or if he terminates his own employment "with good reason" (including any termination by the Company within twelve months, or by Mr. Skeen within
six  months, after  a                                       "Change
in Control"), then: (1) all of Mr. Skeen's  options
become immediately exercisable; (2) he is paid the maximum bonus amounts under all bonus programs in which he is participating; and (3) he is paid his full base salary for the longer of 24 months or through October 19, 1999. In addition, all of Mr. Skeen's options become immediately exercisable upon
any Change in Control.   If  Mr. Skeen's employment is terminated
by the Company other than for Cause, or by Mr. Skeen, then the Company will pay to Mr. Skeen an amount equal to a specified
percentage (which shall be 100% upon a change in control)     of
the premiums theretofore paid by the Company  under  Mr.
Skeen's split dollar life insurance policy, and the Company will release its interest in such policy to such extent.




          Under the Company's agreements with Messrs. Moore and Davis, both effective January 1, 1997, (collectively, the "Officer Agreements"), the Company agreed to employ Mr. Moore as Senior Vice President of Maintenance & Operations and Mr. Davis as Senior Vice President of Customer Sales and Services, both
through December  31, 1997.                              The
Officer Agreements provide for automatic twelve month extensions unless earlier terminated, and for annual base salaries
of $131,250                                              and
$119,700, respectively, which amounts may be  increased
from  time  to  time  by  the Compensation  Committee.   The
Officer
Agreements provide that Messrs. Moore and Davis shall participate in any bonus plan provided to executive officers generally,
shall  be provided                                          a
split dollar life insurance policy under the Company's deferred compensation program, and shall participate in employee benefit and medical plans and other arrangements as the Compensation Committee shall determine.

          Under the Officer Agreements, if Mr. Moore or Mr. Davis is terminated by the Company "without cause", then the terminated officer shall receive his full base salary and major medical insurance coverage for a period of twelve months, a portion of any annual bonus prorated to the date of termination, and an immediate vesting of certain stock options.
If employment is terminated by the Company "without cause", or by the applicable officer, then the Company will pay to said officer an amount equal to a specified percentage (which shall be 100% upon a change in control) of the premiums theretofore paid by the Company under said officer's split dollar life insurance policy, and the Company will release its interest in such policy to such extent.

          Mr. Glennon resigned from his position as Senior Vice President, Chief Financial Officer, Treasurer, Assistant Secretary, and Director effective January 28, 1997. Mr. Glennon's severance agreement provided for his then current base
compensation and certain benefits                           to
continue for one year, and for certain options to vest and to remain exercisable for one year.

          While the Company does not currently have an employment agreement in place for Mr. Tate, the Company anticipates that one will be completed during the first half of 1997 which will be substantially similar to the Officer Agreements.
                REPORT OF THE COMPENSATION COMMITTEE
                     ON EXECUTIVE COMPENSATION

          Compensation for Messrs. Skeen, Moore, Tate, and Davis (the "Senior Executive Officers"), consists primarily of base
salary, bonus,   stock  option  grants,  and  participation  in  a
deferred compensation program funded through split dollar life insurance. In
1996 the Compensation Committee, in line with previous years' compensation practices, maintained a policy of using primarily operational and financial performance criteria, along with other discretionary factors, to adjust the compensation of its executive officers. The Committee reviewed and considered performance measures for year-to-date improvements by the Company's executive officers and also used industry performance averages as a comparison factor. With the exception of Mr. Skeen, whose salary was established pursuant to the Skeen Agreement,
executive officer salaries are established  by the   Compensation
Committee  after  consultation  with  the            Chief
Executive Officer and evaluation of the individual's responsibility, contribution to the Company's performance, and comparable pay among other public regional airlines.

          Senior   Executive  Officers  participate  in  the
Senior Management Incentive Plan ("SMIP"), under which they may receive a percentage of their salary as a bonus. SMIP payments are based on percentage improvements in the Company's earnings per share over the prior year, and on price performance of the Company's stock relative to its peer group members, both in comparison to targets established early in the year. Maximum payouts range from 100% for the Chief Executive Officer to lesser
percentages for other participants.   For 1996,  participants  in
the SMIP received the maximum bonus allowed under the program. Senior Executive Officers also participate with all other management employees in the Management Incentive Plan ("MIP"), which provides for additional bonus compensation based on the attainment of specified levels of profit margin, costs, and operating performance. The 1996 MIP bonus was in the upper one-third of the maximum payout and represented a composite rate made up of actual performance in each of the goal categories. Finally, the Committee granted options in April 1996 based on prior years performance, and in October 1996 in recognition of each individual's contribution to favorable mid-year results.

          The   Committee   reviewed  Mr.  Skeen's  compensation
as
President and Chief Executive Officer at the October 16, 1996, Committee meeting. The Skeen Agreement was amended at that time to provide for a base pay adjustment of eight percent
(8%)  and  an increase                                          of
the       Company's  contribution  under   the   deferred
compensation program. The Committee also made a discretionary award of stock options to Mr. Skeen for 50,000 shares. The pay adjustment and the stock award were given in recognition of his continued successful guidance of the Company and the attainment of performance goals.

          Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows corporate tax deductions for compensation in excess of $1 million paid to each of the five highest paid officers of the Company unless such compensation is deemed performance related within the meaning of Section 162(m). The 1995 Stock Incentive Plan is designed so that compensation under the Plan can qualify as "performance based compensation" which is not subject to 162(m). The Company does not believe that, apart from stock options, its arrangements will result in excess of $1 million being paid to any of its executive officers, but is continuing to study how to respond to the possible effects of 162(m).

                    Compensation Committee
                   C. Edward Acker,


                   Chairman Robert E.


                   Buchanan Gordon A. Cain











          The above report of the Compensation Committee shall not
be deemed    incorporated   by  reference  by   any   general
statement
incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

         During 1996 Mr. Acker served as Chairman of the Board of the Company, and together with Messrs. Buchanan and Cain, served on the Compensation Committee.
Company Stock Performance Graph

     The graph below compares the cumulative total return on Atlantic Coast Airlines, Inc. ("ACAI") Common Stock since July 21, 1993, when the Company became publicly traded, with the cumulative total return on the Nasdaq Market Index and the peer group index selected by the Company.
The comparison assumes an investment of $100 each in the Company's Common Stock, the Nasdaq Market Index and the peer group on July 21, 1993, with dividends reinvested when they are paid. The companies included in the peer group are ASA Holdings, Inc. (formerly Atlantic Southeast Airlines, Inc.), Mesaba Holdings, Inc. (formerly
AirTran  Corporation), CCAIR, Inc., Comair Holdings, Inc.,  Mesa
Air
Group, Inc., and SkyWest, Inc. The Company is not included in the peer group. In the calculation of the annual cumulative stockholder return of the peer group index, the stockholder returns of the companies included in the peer group are weighted according to their stock market capitalization.




           <C      <C <C <C     <C  <C <C     <C  <C <C
            >       > >   >      >  >   >      >   > >
       7/2 9/  12/ 3/ 6/ 9/  12/3/  6/ 9/  12/3/  6/ 9/ 12/ 2,3
     1/9 93   93 94 94 94  94 95  95 95  95 96  96 96 96  /97
        3
ACAI   100  13  81 56 40  26 19  26 88  78 103  15 13 11 123 135
             6                                  5  1  8
PEER   100  10 106 10 75  70 54  55 96  89 82  10 11 95  93  86
GROUP        1      5                           1  6
NASDAQ 100  10 111 10 10  11 109  11 13  15 154  16 17 18 189 191
             9      7  2   0      8  6   2      1  4  0
</TALE>
          Prior to July 21, 1993, there was no active market for
the Company's Common Stock Therefore, the prices of the Company's
Common
Stock  as  set forth in the Performance Graph are for a  period from July 21, 1993 until March 31, 1997.
                       INDEPENDENT AUDITORS
           The  audit  for  the  Company for the fiscal  year
ending December  31,  1996, was conducted by BDO Seidman,
Certified  Public Accountants.  A representative of BDO Seidman is expected  to  attend the  Meeting and will have the opportunity to make a statement and/or respond  to  appropriate questions from stockholders present  at  the Meeting.  The Company has not yet selected an auditor for Fiscal Year 1997, a decision which is pending evaluation by the Audit Committee.
           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT


          The following table sets forth certain information, as of March 11, 1997, concerning beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as noted otherwise all amounts reflected in the table represent shares in which the beneficial owners have sole voting and investment power.



Number of Shares
     Name
Beneficially Owned       Percent

Gordon A. Cain                                   1,520,500
17.9%
Eight Greenway Plaza
Suite 702
Houston, TX 77046

British Aerospace Asset Management Company              1,460,000
17.2%
15000 Conference Center Drive
Chantilly, VA 20151

Atlantic Coast Airlines, Inc.                       638,300(1)
7.5%
Employee Stock Ownership
Trust, Bank One, Texas, N.A.,
as Trustee
910 Travis Street
Houston, TX 77002

C. Edward Acker
597,600(2)
6.7%

Kerry B. Skeen
112,501(3)
1.3%

Joseph W. Elsbury                                        50,000
*

Robert E. Buchanan                                        2,000
*

James J. Kerley                                           1,000
*
James C. Miller                                           1,000
*

John M. Sullivan                                          1,000
*

James B. Glennon                                      60,734(4)
*

Thomas J. Moore                                       28,334(5)
*

Michael S. Davis                                      13,001(6)
*

All directors and executive
                 officers as a group (12 persons)
                             2,393,503
26.5%

* Less than one percent.
(1) Pursuant to the ESOP, voting of shares allocated to participants' accounts is passed through to such participants.
(2) Includes options to purchase 347,500 shares with an exercise price of $2.08 a share.
(3) Includes options to purchase 25,000 shares with an exercise price of $2.08 per share; options to purchase 25,000 shares with an exercise price of $2.50 per share; options to purchase 16,667 shares with an exercise price of $2.625 per share; and options to purchase 16,667 shares with an exercise price of $8.875 per share.
(4) Includes options to purchase 1,666 shares with an exercise price of $2.625; options to purchase 20,000 shares with an exercise price of $9.250; options to purchase 10,000 shares with an exercise price of $16.125; options to purchase 10,000 shares with an exercise price of $14.125; and options to purchase 6,667 shares with an exercise price of $11.750.
(5) Includes options to purchase 16,667 shares with an exercise price of $3.75 per share; options to purchase 1,667 shares with an exercise price of $7.313 per share; options to purchase 6,667 shares with an exercise price of $9.25 per share; and options to purchase 3,333 shares with an exercise price of $16.125 per share.
(6) Includes options to purchase 4,667 shares with an exercise price of $4.625 per share; options to purchase 1,667 shares with an exercise price of $8.000 per share; and options to purchase
  6,667 shares with an exercise price of $16.125.




          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           On  January  17, 1996, the Board of Directors  declared
a dividend to JSX, payable in cash, for cumulative dividends owing
for the   four   quarters  of  1995  with  respect  to  JSX's
cumulative convertible  preferred  stock.   On March  31,  1996,
the  Board  of Directors  redeemed JSX's cumulative convertible preferred  stock  in its entirety.
                  REPORTS OF BENEFICIAL OWNERSHIP
                Section 16(a) of the Securities Exchange Act of
1934 requires the Company's directors, executive officers, and persons who own  more  than  ten percent of the Common Stock to file  reports  of beneficial  ownership  with the Securities
Exchange  Commission,  the Nasdaq National Market and the Company.
Based solely upon its review of  the  copies  of  such forms received by it, the Company  believes that, during fiscal year
1996, all filing requirements applicable  to such persons were complied with.
                       STOCKHOLDER PROPOSALS
           Securities  and  Exchange  Commission  regulations
permit stockholders to submit proposals for consideration at annual meetings of stockholders.  Any such proposals for the Company's
Annual Meeting of  Stockholders to be held in 1998 must be
submitted to the  Company on  or  before  January  1,  1998, and must  comply  with  applicable regulations of the Securities and
Exchange Commission in order to  be included  in  proxy  materials
relating to that  meeting.   Proposals should  be  sent to:
Atlantic Coast Airlines, Inc., Attn:  Secretary, 515A Shaw Road,
Dulles, Virginia 20166.
                           MISCELLANEOUS
           A copy of the Company's Annual Report on Form 10-K for
the year ended December 31, 1996, (including the financial
statements and financial  statement schedules of the Company),  as filed  with  the Securities and Exchange Commission, has been delivered free of charge to stockholders with this solicitation.
                    ___________________________
                Please  complete,  date, sign and mail  promptly
the accompanying  proxy in the postage-paid envelope  enclosed  for
your convenience.   The  signing  of  the  proxy  will  not
prevent  your attending the Meeting and voting in person.

April 28, 1997
Dulles, Virginia





                         ATLANTIC COAST AIRLINES, INC.


                         ANNUAL MEETING OF STOCKHOLDERS


                                  JUNE 3, 1997


                       THIS PROXY IS SOLICITED ON BEHALF


                           OF THE BOARD OF DIRECTORS





The undersigned, as holder of Common Stock, par value $0.02 per share (the


"Common Stock"), of Atlantic Coast Airlines, Inc. (the "Company") as of April


25, 1997 (the "Record Date") hereby appoints Richard J. Kennedy and
Paul H.


Tate, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to vote all the shares of Common


Stock which the undersigned may be entitled to vote at the Annual
Meeting of


Stockholders of the Company to be held on June 3, 1997, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present, for the following purposes:





1. ELECTION OF DIRECTORS





[ ] FOR each nominee listed below


    (except as marked to the contrary below)





C. EDWARD ACKER


ROBERT E. BUCHANAN


JAMES C. MILLER





[ ]WITHHOLD AUTHORITY to vote for


 all nominees listed below





KERRY B. SKEEN


JOSEPH W. ELSBURY


JOHN M. SULLIVAN


THOMAS J. MOORE


JAMES J. KERLEY





(INSTRUCTION: To withhold authority to vote for any individual nominee, strike through that nominee's name.)





-------------------------------------------------------------------
-------------





2. OTHER MATTERS


   In their discretion upon such other matters as may properly come before said meeting.





                                (Continued, and to be signed, on
the other side)








(Continued from reverse side)


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS
INDICATED, WILL BE


VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS NAMED ON THE
REVERSE HEREOF.


The undersigned hereby acknowledges receipt of the Notice of Annual
Meeting and


Proxy Statement dated April 28, 1997.











Dated..............................................



 ...................................................



(Signature)



 ...................................................



(Signature)



 ...................................................



(Print Name Here)



(THIS PROXY MUST BE EXECUTED BY THE RECORD



HOLDER(S) AS OF THE CLOSE OF BUSINESS ON THE RECORD



DATE, APRIL 25, 1997, IN EXACTLY THE SAME MANNER AS



THE NAME(S) APPEAR(S) ON THE COMMON STOCK TO WHICH



THIS PROXY RELATES. IF THE COMMON STOCK TO WHICH



THIS PROXY RELATES IS HELD OF RECORD BY TWO OR MORE



JOINT HOLDERS ON THE RECORD DATE, ALL SUCH HOLDERS



MUST SIGN THIS PROXY. IF SIGNATURE IS BY A TRUSTEE,



EXECUTOR, ADMINISTRATOR, GUARDIAN,



ATTORNEY-IN-FACT, OFFICER OF A CORPORATION OR OTHER



PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE



CAPACITY, SUCH PERSON SHOULD SO INDICATE WHEN



SIGNING AND MUST SUBMIT PROPER EVIDENCE



SATISFACTORY TO THE COMPANY OF SUCH PERSON'S



AUTHORITY SO TO ACT).







                        PLEASE MARK, SIGN, DATE AND MAIL


                      THIS PROXY IN THE ENVELOPE PROVIDED